ALABAMA PROJECT PURCHASE AGREEMENT

                           Dated as of March 20, 1997



                            Covol Technologies, Inc.
                                       and
                             Alabama Synfuel #1 Ltd.

                                     SELLERS



                           Birmingham Syn Fuel, L.L.C.

                                      BUYER

ARTICLE I
    DEFINITIONS............................................................... 1
    1.1    Certain Definitions................................................ 1

ARTICLE II
    AGREEMENT TO PURCHASE AND SELL; PURCHASE PRICE............................ 7
    2.1    Agreement to Purchase and Sell..................................... 7
    2.2    Purchase Price..................................................... 7

ARTICLE III
    ASSETS AND LIABILITIES TO BE SOLD AND RETAINED............................ 8
    3.1    Assets to be Sold.................................................. 8
    3.2    Assets to be Retained.............................................. 8
    3.3    Liabilities to be Assumed by Buyer................................. 8
    3.4    Liabilities to be Retained by Sellers.............................. 8

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES............................................ 9
    4.1    Representations and Warranties of Sellers.......................... 9
    4.2    Changes Prior to Closing...........................................15
    4.3    Representations and Warranties of Buyer............................15
    4.4    Changes Prior to Closing...........................................16
    4.5    Joint Obligations..................................................16

ARTICLE V
    CONDUCT OF BUSINESS ......................................................17
    5.1    Operations by Sellers..............................................17
    5.2    Negative Covenants.................................................18
    5.3    Additional Covenants...............................................18

ARTICLE VI
    DESTRUCTION OF ASSETS.....................................................20

ARTICLE VII
    CONDITIONS PRECEDENT TO CLOSING; TERMINATION..............................20
    7.1    Conditions Precedent to the Obligations
           of Buyer...........................................................20
    7.2    Conditions Precedent to the Obligations
           of Sellers.........................................................22
    7.3    Termination........................................................23

ARTICLE VIII
    CLOSING...................................................................24
    8.1    Time and Place of Closing..........................................24
    8.2    Actions at Closing.................................................25

ARTICLE IX
    APPROVALS AND CONSENTS....................................................26

ARTICLE X
    CROSS INDEMNIFICATION.....................................................26
    10.1   Obligations of Sellers.............................................26
    10.2   Obligations of Buyer...............................................27
    10.3   Indemnity Procedures...............................................27

ARTICLE XI
    REMEDIES AND SURVIVAL.....................................................28
    11.1   Survival of Representations, etc...................................28
    11.2   Procedure..........................................................29

ARTICLE XII
    MISCELLANEOUS.............................................................30
    12.1   Books, Records and Assistance by Personnel.........................30
    12.2   Assignment.........................................................31
    12.3   Notices............................................................31
    12.4   Expenses and Fees..................................................32
    12.5   Successors and Assigns.............................................32
    12.6   Waiver.............................................................32
    12.7   Entire Agreement...................................................33
    12.8   Amendments, Supplements and Etc....................................33
    12.9   Applicable Law.....................................................33
    12.10  Execution and Counterparts.........................................33
    12.11  Titles and Headings................................................33
    12.12  Third Parties......................................................33
    12.13  Further Assurances.................................................34

     THIS ALABAMA PROJECT PURCHASE AGREEMENT is made as of March 20, 1997 between Covol Technologies, Inc., a Utah corporation ("Covol"), Alabama Synfuel #1 Ltd., a Delaware limited partnership ("Alabama Synfuel," and together with Covol, "Sellers"); Birmingham Syn Fuel, L.L.C., an Oregon limited liability company ("Buyer").

     WHEREAS Covol has assigned to Alabama Synfuel ownership of a coal briquetting facility to be located in Birmingham, Alabama (the "Alabama Project"), including certain contracts entered into by Covol and certain third-parties in connection with the conduct of the construction, maintenance and operation thereof.

     WHEREAS Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Alabama Project, all subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Buyer agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     1.1 Certain Definitions. In  this  Agreement,   capitalized terms and other
defined   terms   described   below  shall  have  the   meanings  set  forth  or
cross-referenced below:

          "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a party hereto. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract rights, voting trust, or otherwise.

          "Agreement" means this Alabama Project Purchase Agreement, the Exhibits, and the Schedules attached hereto (all of which Exhibits and Schedules shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full herein), and all agreements or instruments executed in connection herewith or delivered pursuant hereto.

          "Alabama Project" has the meaning given in the preamble of this Agreement.

          "Buyer" has the meaning given in the preamble of this Agreement.

          "Buyer's Disclosure List" has the meaning given in Section 4.4.

          "Closing" means the closing of this transaction which is described in more detail in Section 8.1.

          "Closing Date" has the meaning given in Section 8.1.

          "Construction Contract" means the Standard For of Agreement between Owner and Contractor, dated as of December 26, 1996, by an between Covol Technologies, Inc. and TIC The Industrial Company.

          "Contracts" means the contracts, leases, purchase orders, and other agreements pertaining to the conduct of the construction, maintenance and operation of the Alabama Project as described on Schedule 4.1(m), including the Construction Contract.

          "Effective Time" means 12:01 a.m., Mountain Time, on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Plan" means, for any Person, an employee benefit plan or other plan maintained for employees of such Person and covered by Title IV of ERISA.

          "Files and Records" means all files, reports, data and records relating to the Purchased Assets and the conduct of the construction, maintenance and operation of the Alabama Project, including those relating to engineering, permitting, maintenance, inventory and supply, property and excise taxes, title, corporate accounting, market studies, coal fines purchases, coal sales, income tax, Sellers' general files relating to the Alabama Project, economic analyses, and documents related to general policies and procedures of Sellers with respect to the Purchased Assets and the conduct of the construction, maintenance and operation of the Alabama Project.

          "GAAP" means generally accepted United States accounting principles consistently applied, as in effect from time to time.

          "Governmental Entity" means any Federal, state or local government or any court, administrative or regulatory agency, whether domestic or foreign.

          "Hazardous Materials" means any (a) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls or radon gas;
(c) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances" or words of similar import under any applicable Hazardous Materials Laws.

          "Hazardous Materials Claims" means any enforcement, cleanup, removal, remedial or other governmental or regulatory demand, actions, agreements or orders threatened, instituted, pending or completed by any Governmental Entity pursuant to any Hazardous Materials Laws, together with any claims made or threatened by any third party against either of the Sellers or any Purchased Assets or in connection with the conduct of the construction, maintenance and operation of the Alabama Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

          "Hazardous Materials Laws" means the following Federal laws, and their implementing regulations, as well as any amendments to such laws, and all State and local laws and ordinances which regulate the same subject matter: (a) the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 USC 9601 et seq.; (b) the Solid Waste Disposal Act, 42 USC 6901 et seq., including the Resource Conservation and Recovery Act (RCRA) and the laws governing Underground Storage Tanks; (c) the Toxic Substances Control Act
(TSCA), 15 USC 2601 et seq., including those provisions governing use and disposal of Polychlorinated Biphenyls (PCBs); (d) the Hazardous Materials

Transportation Act (HMTA), 49 USC 1801, et seq.;(e) the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA), 7 USC 136 et seq.; (f) those portions of the Clean Air Act governing toxic air emissions, 42 USC 7401 et seq.; (g) those portions of the Clean Water Act governing toxic water pollutants and oil spills, 33 USC 1251 et seq.; (h) the Emergency Planning and Community Right-to-know Act (EPCRA, SARA Title III), 42 USC 11001 et seq.; and (i) those portions of the Occupational Safety and Health Act (OSHA) governing worker safety with respect to hazards from chemical substances, including requirements for Material Safety Data Sheets, 29 USC 651, et seq.

          "Indemnitee" has the meaning given in Section 10.3(b).

          "Indemnitor" has the meaning given in Section 10.3(b).

          "Inventory" means all inventory (as defined in the UCC) of Sellers held for sale, lease or demonstration, or to be furnished under contracts of sale or service in connection with the Alabama Project, in all forms, wherever located, now or hereafter existing, including (i) all inventory, raw materials, work in process, finished goods, materials and supplies used or to be consumed in connection with the conduct of the construction, maintenance and operation of the Alabama Project, and all additions and accessions to such property, (ii) goods in which Sellers have an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by Sellers, and all accessions thereto and products thereof.

          "Letter Ruling" has the meaning given in Section 7.1(i).

          "Lien" means any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claims, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, covenants, conditions, restrictions, leases, subleases, licenses, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

          "Loan Documents" means the Convertible Loan and Security Agreement, dated as of the date hereof, by and between Covol and PacifiCorp Financial Services, Inc., and the other Loan Documents (as such term are defined in the Convertible Loan and Security Agreement), and any and all other documents executed pursuant thereto, or contemplated thereby (other than the Purchase Agreement Documents), as the same may be modified, extended, renewed, amended or replaced from time to time.

          "1986 Code" has the meaning given in Section 7.1(i).

          "Party" or "Parties" means Buyer and Sellers and their successors, as parties to this Agreement.

          "Permitted Liens" means:

          (i) Liens (but only to the extent not yet delinquent or (a) which are being contested in good faith by appropriate proceedings with reserves acceptable to Buyer having been set aside and maintained and (b) with respect to tax liens on the Purchased Assets, as to which Sellers shall have paid the undisputed amount) securing taxes, assessments or governmental charges or levies, or arising in connection with workers' compensation, unemployment insurance or social security obligations, or securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

          (ii) Attachment, judgment or similar liens arising in connection with court proceedings (a) which are discharged or stayed pending appeal within thirty (30) days of attachment or levy, and, if so stayed, the stay remains in effect or (b) payment of which is covered in full (subject only to customary and reasonable deductibles) by insurance or surety bonds;

          (iii) Liens in favor of PacifiCorp Financial Services, Inc. under the Loan Documents; and

          (iv) Existing Liens disclosed on Schedule 4.1(q) attached hereto and Liens affecting real property interests consisting of (a) zoning regulations,
(b) easements, (c) set-back lines, or (d) covenants, conditions or restrictions, now existing or hereafter arising, which do not in the aggregate have a material adverse effect on the construction, operation or maintenance of the Alabama Project.

          "Permits" means any existing permit, license, franchise, authorization, variance, exemption, concession, lease, instrument, order or approval of any Governmental Entity and any applications therefor appurtenant or relating to the Purchased Assets or otherwise held by Sellers in connection with the conduct of the construction, maintenance and operation of the Alabama Project as described on Schedule 4.1(n).

          "Person" means any natural person, corporation, partnership, sole proprietorship, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Personal Property" means all tangible and intangible personal property owned by Sellers and used or held in connection with the conduct of the construction, maintenance and operation of the Alabama Project Alabama Project as described on Schedule 4.1(q).

          "Promissory Note" has the meaning given in Section 2.2.

          "Property Leases" means the real property leases, rights-of-way, easements, licenses and agreements held by Sellers in connection with the conduct of the construction, maintenance and operation of the Alabama Project as described on Schedule 4.1(o).

          "Purchase Agreement Documents" means this Agreement, and any and all other documents executed pursuant hereto, or contemplated hereby (other than the Loan Documents), as the same may be modified, extended, renewed, amended or replaced from time to time.

          "Purchase Price" has the meaning given in Section 2.2.

          "Purchased Assets" means all of Sellers' right, title, and interest in the assets set forth on Schedule 2.1.

          "Related Person" means (i) any shareholder who owns or controls more than five percent (5%) of the voting securities of either Seller, (ii) any officer or director of either Seller, and (iii) any other Person that, directly or indirectly, controls, is controlled by or is under common control with or is related to, by blood or marriage, either Seller or any Person identified in clauses (i) or (ii).

          "Retained Assets" means those assets retained by the Sellers as described in Section 3.2.

          "Retained Liabilities" means those liabilities retained by Sellers as described in Section 3.4.

          "Section 29 Credits" has the meaning given in Section 7.1(i).

          "Sellers" has the meaning given in the preamble of the Agreement.

          "Sellers' Disclosure List" has the meaning given in Section 4.2.

          "Transaction Documents" means the Loan Documents and the Purchase Agreement Documents.

          "UCC" means the Uniform Commercial Code as enacted in the State of Alabama.


                                   ARTICLE II
                 AGREEMENT TO PURCHASE AND SELL; PURCHASE PRICE

     2.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Sellers agree to sell to Buyer and Buyer agrees to purchase from Sellers, the Purchased Assets, free and clear of all Liens.

     2.2 Purchase Price. The total consideration for the Purchased Assets shall be a promissory note in the principal amount of Three Million Four Hundred Thousand Dollars ($4,800,000)(the "Purchase Price"), in the form attached hereto as Exhibit A-1 (the "Promissory Note"). The Promissory Note shall be secured by a Security Agreement and Collateral Assignment of Sublease in the form attached hereto as Exhibit A-2 and Exhibit A-3, respectively.

                                   ARTICLE III
                 ASSETS AND LIABILITIES TO BE SOLD AND RETAINED

     3.1 Assets to be Sold. The assets to be sold are the Purchased Assets.

     3.2 Assets to be Retained. The assets to be retained by Sellers are all assets of the Sellers other than the Purchased Assets.

     3.3  Liabilities  to be  Assumed  by  Buyer.  Subject  to the terms of this
Article III and upon completion of the Closing, Buyer covenants and agrees to assume, fulfill, perform and in due course discharge, all obligations and liabilities of any kind or character whatsoever resulting from, relating to, arising out of, or incurred in connection with the Purchased Assets, which obligations and liabilities result from, relate to, arise out of, or are incurred in connection with actions taken after completion of the Closing; provided, however, Buyer shall not assume any liability or obligation arising from or relating to a breach by Sellers of a representation, warranty or covenant set forth in this Agreement; provided, further, Buyer shall not assume any liability or obligation retained by Sellers under Section 3.4; provided, further, Buyer shall not assume any liability or obligation incurred by Covol under the Operation and Maintenance Agreement.

     3.4 Liabilities to be Retained by Sellers. Subject to the terms of Article III and upon completion of the Closing, Sellers covenant and agree to assume, fulfill, perform, and in due course discharge, indemnify, defend and hold harmless Buyer and its directors, officers, agents, representatives, subsidiaries and Affiliates from and against (i) all obligations and liabilities of any kind or character whatsoever resulting from, relating to, arising out of, or incurred in connection with the Retained Assets and (ii) all obligations and liabilities of any kind or character whatsoever resulting from, relating to, arising out of, or incurred in connection with the Purchased Assets to the extent such obligations and liabilities resulted from, related to, arose out of, or were incurred in connection with actions prior to completion of the Closing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1  Representations  and  Warranties  of  Sellers.   Sellers  jointly  and
severally represent and warrant to Buyer that as of the date of this Agreement, the facts set forth below in this Section 4.1 are and shall be true:

          (a) Corporate Standing. Covol is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Alabama Synfuel is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has corporate power to own its property, and to execute, deliver and perform this Agreement and each of the Transaction Documents, and to carry on its business as now being conducted. Each Seller is duly qualified to do business in and is in good standing as a foreign corporation authorized to do business under the laws of the State of Alabama.

          (b) Authorizations; Binding Agreements. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers and each conveyance, assignment, agreement, and other document herein contemplated to be executed by Sellers, has been duly authorized by all necessary corporate action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Sellers are, or will be upon execution, legal, valid and binding obligations of Sellers, duly enforceable against Sellers in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity), do not and will not result in any violation of, conflict with or default under the terms of Sellers' organizational documents (nor, to the best of each Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and, subject only to such consents as are set forth on Schedule 4.1(c), do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Sellers, the Purchased Assets or the conduct of the construction, maintenance and operation of the Alabama Project may be bound or encumbered (nor, to the best of each Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

          (c) No Actions Affecting Enforcement of the Agreement and the other Transaction Documents. There are no actions, suits, or proceedings pending, or, to the best of either Seller's knowledge after due inquiry, threatened, against either Seller in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Sellers to execute, deliver and perform this Agreement and the other Transaction Documents. Subject only to such consents as are set forth on Schedule 4.1(c), and such consents which the failure to obtain could not reasonably be expected to have a material adverse effect on the Purchase Assets or the construction, maintenance and operation of the Alabama Project, Sellers have obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the other Transaction Documents.

          (d) Taxes. All tax returns and reports relating to the Purchased Assets and the conduct of the construction, maintenance and operation of the Alabama Project required by law (including all federal, state, and local property tax, severance and franchise tax laws) to be filed by Sellers prior to the Closing have been timely filed or will be caused to be timely filed, except for such returns and reports which the failure to file could not reasonably be expected to have a material adverse effect on the Purchase Assets or the construction, maintenance and operation of the Alabama Project. All taxes, assessments, fees, interest, penalties and other governmental charges relating to the Purchased Assets and the conduct of the construction, maintenance and operation of the Alabama Project which are due and payable have been paid when due and payable, except for such taxes, assessments, fees, interest, penalties and other governmental charges which the failure to pay could not reasonably be expected to have a material adverse effect on the Purchase Assets or the construction, maintenance and operation of the Alabama Project.

          (e) Brokers or Finders Fees. Except as set forth on Schedule 4.1(e), no obligation or liability, contingent or otherwise, for brokers or finders fees created by Sellers with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer or the Purchased Assets.

          (f) No Imposition of Liens. The execution, delivery and performance of this Agreement and the other Transaction Documents by Sellers shall not result in the imposition of any Lien, other than Permitted Liens, upon any of the Purchase Assets or by which the construction, maintenance and operation of the Alabama Project may be bound or encumbered.

          (g) Completeness of Schedules. The Schedules made a part of this Agreement are true, correct and complete. No information furnished by or on behalf of Sellers to Buyer in connection with this Agreement and the other Transaction Documents or on any such Schedule contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements accurate.

          (h) Title to Purchased Assets. Sellers have marketable title to and possession of the Purchased Assets free and clear of all Liens, other than Permitted Liens.

          (i) Applicable Contracts and Permits. The Contracts, the Permits and the Property Leases set forth on Schedules 4.1(m), 4.1(n) and 4.1(o)), respectively, are the only material agreements, contracts, leases, purchase orders, permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders or approvals of any Governmental Entity to which the Purchased Assets or the conduct of the construction, maintenance and operation of the Alabama Project are bound.

          (j) Pending Litigation. Except as disclosed on Schedule 4.1(j), there are no actions, suits, arbitrations, claims, grievances, or proceedings currently pending or, to the best of Sellers' knowledge after due inquiry, threatened against or affecting the Purchased Assets or the conduct of the construction, maintenance and operation of the Alabama Project, the consequence of which could reasonably be expected to have a material adverse effect on the construction, operation or maintenance of the Alabama Project. There are no outstanding or unsatisfied judgements, orders or decrees to which the Purchased Assets or the conduct of the construction, maintenance and operation of the Alabama Project are bound.

          (k) Compliance with Laws. Sellers are in compliance with all material orders, writs, injunctions, decrees, judgments, rulings, laws, rules or regulations of any Governmental Entity to which the Purchased Assets or the construction, maintenance and operation of the Alabama Project are bound. There are no outstanding "notices of violation" with respect to the Purchased Assets or the construction, maintenance and operation of the Alabama Project. The construction, maintenance and operation of the Alabama Project are in compliance with, and neither Seller is in violation of, conflict with or default under (nor, to the best of either Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity, the consequence of which could reasonably be expected to have a material adverse effect on the construction, operation or maintenance of the Alabama Project.

          (l) Hazardous Materials. Except as disclosed on Schedule 4.1(l), no Hazardous Materials exist on, under or about any of the Purchased Assets or the Alabama Project in violation of any Hazardous Materials Laws to the satisfaction of the relevant governmental agency that enforces such laws. The construction, maintenance and operation of the Alabama Project is and has been in compliance with all Hazardous Materials Laws. Neither Seller has received any notice of, and to the best knowledge of each Seller after due inquiry, there are no existing or threatened Hazardous Materials Claims. The construction, maintenance and operation of the Alabama Project do not generate any Hazardous Materials. No storage tanks are or have been located on or under the Purchased Assets or the Alabama Project within the last five (5) years.

          (m) Status of Contracts. Schedule 4.1(m) is a true, correct and complete list of all the material contracts, leases, mortgages, credit agreements, indentures, sales contracts, purchase orders, and other agreements entered into by the Sellers to which the Purchased Assets and the construction, maintenance and operation of the Alabama Project are bound. The Contracts are valid and in good standing, and there is no violation of, conflict with or default under the Contracts (nor, to the best of either Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), the consequence of which could reasonably be expected to have a material adverse effect on the construction, operation or maintenance of the Alabama Project. The Sellers have not received any notice from any party to any Contract that such party intends to terminate, cancel or refuse to renew the same or that such party intends to offset any amount due thereunder or assert any defense to the enforceability thereof. No action other than the execution of appropriate transfer documents by Sellers and Buyer is required to transfer such Contracts to Buyer, subject only to such consents as are set forth on Schedule 4.1(c).

          (n) Governmental Approvals,  Licenses, Orders, Agreements and Permits.
Schedule 4.1(n) is a true, correct and complete list of all material permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders or approvals of any Governmental Entity to which the Purchased Assets are bound or are held or used by Sellers in connection with the conduct of the construction, maintenance and operation of the Alabama Project. The construction, maintenance and operation of the Alabama Project are in compliance with the Permits, the consequence of which could not reasonably be expected to have a material adverse effect on the Purchase Assets or the construction, operation or maintenance of the Alabama Project, and no additional permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders or approvals of any Governmental Entity are necessary to lawfully conduct the construction, maintenance and operation of the Alabama Project. The Sellers have not received any notice from any party to any Permit that such party intends to terminate, cancel or refuse to renew the same or that such party intends to assert any defense to the enforceability thereof. No action other than the execution of appropriate transfer documents by Sellers and Buyer is required to transfer such Permits to Buyer, subject only to such consents as are set forth on Schedule 4.1(c).

          (o) Leases. Schedule 4.1(o) contains a true, correct and complete list of the Property Leases. There is no violation of, conflict with or default under the Property Leases (nor, to the best of either Seller's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), except for such violations, conflicts and defaults the consequences of which could not reasonably be expected to have a material adverse effect on the Purchased Assets or the construction, maintenance or operation of the Alabama Project. The

Sellers have not received any notice from any party to any Property Lease that such party intends to terminate, cancel or refuse to renew the same or that such party intends to assert any defense to the enforceability thereof. No action other than the execution of appropriate transfer documents by Sellers and Buyer is required to transfer such Property Leases to Buyer, subject only to such consents as are set forth on Schedule 4.1(c).

          (p) No Fee Property. The Purchased Assets do not include any interest in real property other than the Property Leases, and no other interest in real property is held or used by the Sellers in connection with the construction, maintenance and operation of the Alabama Project.

          (q) Personal Property. Schedule 4.1(q) is a true, correct and complete list of the Personal Property (excluding Inventory) used or held by Sellers in connection with the Purchased Assets and the construction, maintenance and operation of the Alabama Project. Sellers are the beneficial owners of and have title to the Personal Property (including Inventory) free and clear of all Liens, other than Permitted Liens. No action other than the execution of appropriate transfer documents by Sellers and Buyer is required to transfer such Personal Property (including Inventory) to Buyer.

          (r) Inventory. The Inventory (i) is reflected on Schedule 4.1(r) hereto in accordance with GAAP, and (b) all unusable Inventory has been written off in accordance with GAAP. The values at which such Inventories are carried reflect an inventory valuation policy stating inventory based on actual physical count and at the lower of Sellers' cost or fair market value, in accordance with GAAP.

          (s) Complete Project. The Purchased Assets will constitute, upon completion of construction in accordance with the Contracts and Permits, a fully operational coal briquette and extrusion manufacturing facility with all real property, personal property, agreements, contracts, leases, purchase orders, files, reports, records, data, permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders or approvals of any Governmental Entity necessary to conduct the construction, maintenance and operation of the Alabama Project.

          (t) ERISA and Labor Matters. Neither Seller has initiated any ERISA Plans, nor is either Seller party to any collective bargaining agreements. The transfer of the Purchased Assets does not obligate Buyer to employ any of Sellers' employees or require Buyer's assumption of any liabilities, obligations or costs incurred as a result of, in connection with, arising under or related to Sellers' employment of any employee.

          (u) Agreements with Related Persons. There are no contracts, licenses, agreements or arrangements with any Related Person in connection with the construction, maintenance and operation of the Alabama Project, other than as disclosed on Schedule 4.1(u).

     4.2 Changes Prior to Closing. Prior to and at the Closing, Sellers shall provide Buyer with a list ("Sellers' Disclosure List") of any knowledge acquired or events occurring after the date hereof that cause Sellers' representations and warranties in Section 4.1 to be untrue in any respect, or are reasonably likely to cause them to be untrue in any respect, if such representations and warranties were to be made on and as of the Effective Time.

     4.3 Representations and Warranties of Buyer. Buyer represents and warrants that as of the date hereof, the facts set forth below in this Section 4.3 are and shall be true:

          (a) Corporate Standing. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oregon, has power to own its own property, and to execute, deliver and perform this Agreement and each of the other Transaction Documents, and to carry on its business as now being conducted. Buyer is qualified to do business and is in good standing as a foreign limited liability company authorized to do business under the laws of the State of Alabama.

          (b) Authorizations; Binding Agreements. The execution, delivery, and performance of this Agreement and the other Transaction Documents by Buyer and of each conveyance, assignment, agreement, and other document herein contemplated to be executed by Buyer have been fully authorized by all necessary corporate actions. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity), do not and will not result in any violation of, conflict with or default under the terms of Buyer's organizational documents, and do not and will not do not result in any violation of, conflict with or default under the terms of any permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the best of Buyer's knowledge after due inquiry, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

          (c) No Brokers or Finders Fees. No obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement shall be imposed upon Sellers.

          (d) Single Purpose Entity. Buyer was formed for the purpose of acquiring the Purchased Assets and does not conduct any operations other than in connection with acquisition and operation of the Alabama project in accordance with the Transaction Documents.

     4.4 Changes Prior to Closing. Prior to and at the Closing, Buyer shall provide Sellers with a list ("Buyer's Disclosure List") of any knowledge acquired or events occurring after the date hereof that cause Buyer's representations and warranties in Section 4.3 to be untrue in any respect, or is reasonably likely to be untrue in any respect, if such representations and warranties were to be made on and as of the Effective Time.

     4.5 Joint Obligations. The following shall apply with equal force to Sellers and Buyer:

          (a) Buyer and Sellers shall each promptly give the other written notice of the existence or occurrence of any item to be reflected on Sellers' Disclosure Statement or Buyer's Disclosure Statement.

          (b) Neither Party shall intentionally perform any act which, if performed (or omit to perform any act which, if omitted to be performed) would prevent or excuse the performance of this Agreement by either party hereto or which, except as a result of the conduct of the business in the usual and ordinary course, would result in any representation or warranty herein contained being untrue in any respect if made on and as of the Closing.

                                    ARTICLE V
                               CONDUCT OF BUSINESS

     5.1 Operations by Sellers. During the period from the date hereof to the Effective Time:

          (a) Sellers shall maintain the Purchased Assets and conduct the construction, maintenance and operation of the Alabama Project in compliance with this Agreement and the other Transaction Documents, the Contracts, the Property Leases and the Permits and each applicable order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Entity, and pay all fees, assessments and costs arising in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the construction, maintenance and operation of the Alabama Project.

          (b) Sellers may remove any items included in the Retained Assets; provided, however, such removal does not damage or impair the Purchased Assets or interfere with the conduct of the construction, maintenance and operation of the Alabama Project in any manner.

          (c)   Buyer   and  its  duly   authorized   agents,   employees,   and
representatives, at their sole risk and expense, shall have access to the Purchased Assets and the Alabama Project for familiarization and orientation purposes; provided, however, that such access and observation does not unreasonably interfere with or delay the conduct of construction, maintenance and operation of the Alabama Project. Sellers shall cooperate in orienting Buyer's personnel to the construction, maintenance and operation of the Alabama Project.

          (d) Sellers shall use reasonable efforts to preserve intact Sellers' relationships with suppliers, customers and others having business dealings with respect to the Purchased Assets and the construction, maintenance and operation of the Alabama Project.

          (e) Sellers shall take all necessary actions to maintain the Purchased Assets in their present condition, quantity and state of repair, reasonable wear and tear excepted.

          (f) Sellers shall take all commercially reasonable actions (i) to construct the Alabama Project as soon as practicable, (ii) to secure the consents and permits identified in Schedule 4.1(c), and (iii) to conduct the construction, maintenance and operation of the Alabama Project in accordance with commercially reasonable practices.

          (g) Sellers shall continue to carry and maintain in full force and effect the existing casualty and liability insurance as provided in the Loan Document through and including the Effective Time.

          (h) Sellers shall comply with all applicable bulk sales laws, if any, in effect in any jurisdiction in which the Purchased Assets are located and where Sellers have their place of business.

     5.2 Negative Covenants. During th period from the date hereof and the Effective Time, Sellers shall:

          (a) not sell, lease, assign, hypothecate or agree to sell, lease, assign, hypothecate or otherwise transfer or dispose of, any of the Purchased Assets;

          (b) not enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the Purchased Assets or the Alabama Project except in the normal course of construction, maintenance and operation of the Alabama Project and in accordance with past practice, or terminate, cancel or modify or in any way impair any of the Contracts, Property Leases or Permits;

          (c) not subject to any Lien, other than Permitted Liens, any of the Purchased Assets, or permit or allow any of the Purchased Assets to become subject to any Lien, other than Permitted Liens;

          (d) not fail to pay any taxes, debts or other obligations relating to the Purchased Assets, as the same become due and payable;

          (e) not enter into any lease, contract, agreement, commitment, arrangement or transaction or do any other act or omit to do any act that might adversely affect the Purchased Assets or the construction, maintenance and operation of the Alabama Project or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; and

     5.3 Additional Covenants.

          (a) None of the Sellers and Buyer shall issue any public statement with respect to the Alabama Project or the transactions contemplated by this Agreement and the other Transaction Documents without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that the consenting party shall have two (2) Business Days to review the proposed public statement.

          (b) Seller shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Contracts, including the Construction Contract, and shall not breach, violate or commit any event of default under the same. In the event of any breach, violation or event of default with respect to the Contracts, Sellers shall give immediate notice thereof to Buyer.

          (c) Prior to June 30, 1997, Sellers shall construct the Alabama Project to conform with the representations set forth in the Letter Ruling.

          (d) So long as the Promissory Note is outstanding, Buyer shall (i) not engage in any other business other than the operation and maintenance of the Alabama Project, (ii) not transfer the Purchased Assets or any assets acquired by Buyer to be used in connection with the operation and maintenance of the Alabama Project, and (iii) maintain in full force and effect hazard and liability insurance with respect to the Alabama Project, in such amounts as are commercially reasonable in accordance with industry standards.

          (e) Sellers shall not issue any public statement that, either directly or indirectly, makes reference to PacifiCorp or any of its directors, officers, agents, representatives, subsidiaries and Affiliates without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

          (f) During the term of the Operation and Maintenance Agreement, and subject to clauses (a) and (e) of this Section 5.3, Sellers shall have the right to (i) make and use photographs and videotapes of the Alabama Project for promotional purposes and (ii) conduct tours of the Alabama Project for potential investors and purchasers of Covol's products and services; provided, however, that such activities shall not interfere with the construction, operation or maintenance of the Alabama Project; provided, further, that Covol shall reimburse Buyer for any cost incurred by Buyer as a result of such activities, including any incremental increase in insurance costs.


                                   ARTICLE VI
                              DESTRUCTION OF ASSETS

     If, prior to the Closing, all or any material part of the Purchased Assets shall be destroyed by fire, flood, or other casualty (including condemnation), and the items affected by such destruction have not been effectively restored before the Closing Date at least to their condition immediately prior to such destruction, either Buyer or Sellers may elect not to proceed with the Closing and to terminate this Agreement. If Buyer and Sellers nonetheless elect to proceed with the Closing, or if less than a material part of the Purchased Assets shall have been destroyed, then notwithstanding any such destruction, the Closing shall take place and the Purchase Price shall be reduced by an amount equal to the amount of such destruction measured by the costs of restoring such Purchased Assets as are destroyed to their condition immediately prior to such destruction, less the amount of any insurance proceeds paid or payable without contingency to Sellers on account of such destruction (which Sellers shall make available to Buyer). If Sellers elect not to proceed with the Closing as provided in the first sentence of this Article VI, Buyer may, within ten (10) days after receiving notice of such election from Sellers, elect to proceed with the Closing without any restoration of destroyed Purchased Assets or reduction in the Purchase Price. For purposes of this Article VI, any of the Purchased Assets shall be considered material if the loss of such assets would materially adversely affect the ability of Buyer to operate the Alabama Project.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO CLOSING; TERMINATION

     7.1 Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

          (a) Correctness of Representations and Warranties. The representations and warranties of Sellers contained in this Agreement and in the related Exhibits and Schedules, to be delivered to Buyer pursuant hereto and in connection herewith shall be true on the date hereof and on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

          (b) No Adverse Change in Purchased Assets and Alabama Project. The Purchased Assets and the Alabama Project shall not be or shall not have been threatened or affected, or interfered with, in a material adverse way, whether or not covered by insurance, as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action of the United States or other governmental authority, riots, civil disturbances, uprising, activity of the Armed Forces, or act of God or the public enemy.

          (c) Compliance with Agreement. Sellers shall have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with by them prior to the Closing Date.

          (d) Certification of Compliance. Sellers shall have delivered to Buyer a certificate dated the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 7.1.

          (e) Absence of Litigation. No suit, action or other proceeding or investigation shall be threatened or pending before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the other Transaction Documents, or the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

          (f) Consents. Sellers shall have obtained (and delivered copies thereof to Buyer) all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the other Transaction Documents as set forth on
Schedule 4.1(c).

          (g) Further Assurances. Buyer shall have received such further instruments and documents as it may reasonably require to carry out effectively the transactions contemplated by this Agreement and the Transaction Documents and to evidence the fulfillment of the agreements contained in this Agreement and the Transaction Documents and the performance of all conditions to the consummation of such transactions.

          (h) Opinion of Counsel. Buyer shall have received from counsel to Sellers, opinions of counsel to the Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel.

          (i) Letter Ruling; Initial Production. Buyer shall have received either (i) a letter ruling (the "Letter Ruling") from the Internal Revenue Service setting forth the specific terms of the proposed transaction and confirming to the satisfaction of Buyer, among other things, (a) the availability and calculation of the credit available under Section 29 (the "Section 29 Credits") of the Internal Revenue Code of 1986, as amended (the "1986 Code"), (b) that the construction contract for the Alabama Project satisfies the requirements of the Section 29 Credits, and (c) that the allocation of the Section 29 Credits to the various members of Buyer is valid under the 1986 Code, or (ii) a certificate of the Sellers (together with such other evidence as Buyer requests) certifying that the Alabama Project is ready to be placed into commercial operation.

          (j) Covol shall be the general partner of Alabama Synfuel, with an 80% partnership interest.

          (k) Covol shall assign to Buyer the coal sale  contracts  set forth on
Schedule 7.1(l).

          (l) Sellers shall have assigned the Construction Contract to Buyer as a Purchased Asset and Contract under the terms of this Agreement.

          (m) Other Deliveries. The other deliveries referred to in Section 8.2 shall be made at Closing.

     7.2 Conditions Precedent to the Obligations of Sellers. All obligations of Sellers under this Agreement are subject to fulfillment on or before the Closing Date of each of the following conditions:

          (a) Correctness of Warranties and Representations. The representations and warranties of Buyer contained in this Agreement and in the related Exhibits and Schedules, to be delivered to Sellers pursuant hereto and in connection herewith shall be true on the date hereof and on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

          (b) Compliance with Agreement. Buyer shall have performed and complied in all material respects with all obligations under this Agreement which are to be formed or complied with by it prior to the Closing Date.

          (c) Certification of Compliance. Buyer shall have delivered to Seller a certificate dated the Closing Date, certifying as to the fulfillment of the conditions set forth in this Section 8.1.

          (d) Absence of Litigation. No suit, action or other proceeding or investigation shall be threatened or pending before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the Transaction Documents, or the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

          (e) Opinion of Counsel. Sellers shall have received an opinion of Stoel Rives LLP, counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers and their counsel.

          (f) Other Deliveries. The other deliveries referred to in Section 8.2 shall be made at Closing.

          (g) Further Assurances. Sellers shall have received such further instruments and documents as it may reasonably require to carry out effectively the transactions contemplated by this Agreement and the other Transaction Documents and to evidence the fulfillment of the agreements contained in this Agreement and the other Transaction Documents and the performance of all conditions to the consummation of such transactions.

     7.3 Termination. This Agreement may be terminated prior to the Closing as follows:

          (a) at the election of the Sellers, if any one or more of the conditions to the obligation of Sellers to close has not been fulfilled as of the Closing Date;

          (b) at the election of the Buyer, if any one or more of the conditions to the obligation of Buyer to close has not been fulfilled as of the Closing Date;

          (c) at the election of the Sellers, if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured within thirty (30) days after the occurrence of such breach, but in no event after December 31, 1997;

          (d) at the election of the Buyer, if either of the Sellers has breached any representation, warranty, covenant, or agreement contained in this Agreement, which breach cannot be or is not cured within thirty (30) days after the occurrence of such breach, but in no event after December 31, 1997;

          (e) at the election of the Buyer or Sellers, if any legal proceeding is commenced or threatened by any Governmental Entity or other person directed against the consummation of the Closing and either the Buyer or the Sellers, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

          (f) upon the election of Buyer or Sellers pursuant to Article VI, if there has been damage or destruction of the Purchased Assets giving them an election to terminate this Agreement if such damage or destruction is not or cannot be cured within thirty (30) days of the occurrence thereof, but in no event after December 31, 1997; or

          (g) at any time on or prior to the Effective Time, by mutual written consent of the Sellers and the Buyer.

          A party who terminates  this Agreement in accordance with this Section
7.3 shall have no liability to the other party in respect of such termination, but any cause of action held by a party related to a breach of this Agreement prior to such termination shall survive.

                                  ARTICLE VIII
                                     CLOSING

     8.1 Time and Place of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall be at 9:00 a.m., Mountain Time, on such date as the parties shall mutually agree, not later than the earlier of (i) ten

(10) business days following the satisfaction or waiver of the condition set forth in Section 7.1(i) hereto or (ii) December 31, 1997 (the "Closing Date"), at the offices of Stoel Rives, LLP, 201 South Main Street, Suite 11, Salt Lake City, Utah 84111-2215, or at such other time or place as the parties shall mutually agree.

     8.2 Actions at Closing. At the Closing, the following events shall occur, each being a condition precedent to the other and each being declared to have occurred simultaneously with the other:

          (a) Buyer shall pay to Sellers the Purchase Price by executing and delivering to Alabama Synfuel the Promissory Note.

          (b) Sellers shall execute, acknowledge and deliver to Buyer the deeds, bills of sale, assignments and other documents necessary to transfer all of Sellers' right, title, and interest in and to the Purchased Assets to Buyer.

          (c) The Parties shall execute, acknowledge and deliver to each other the Operation and Maintenance Agreement substantially in the form attached hereto as Exhibit D.

          (d) The Parties shall execute, acknowledge and deliver to each other the Licensing and Binder Purchase Agreement substantially in the form attached hereto as Exhibit E.

          (e) The Parties shall execute, acknowledge and deliver to each other the Covenant Not to Compete substantially in the form attached hereto as Exhibit F.

          (f) The Parties shall execute, acknowledge and deliver to each other the Call Option Agreement substantially in the form attached hereto as Exhibit G.

          (g) The Parties shall enter into a sublease, license agreement, easement or such other arrangement as is mutually agreeable to the Parties, with respect to locating a facility in which to conduct the manufacture of the proprietary binder material used in connection with the operation of the Alabama Project.

          (h) Sellers shall deliver original executed copies of all required permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents and approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the Transaction Documents as set forth on Schedule 4.1(c).

          (i) Sellers shall take all steps necessary to put Buyer in actual possession and control of the Purchased Assets and the Alabama Project.

          (j) Sellers shall deliver to Buyer, at agreed locations, the Files and Records.


                                   ARTICLE IX
                             APPROVALS AND CONSENTS

     Sellers, at their sole expense, shall make every reasonable effort prior to the Closing to obtain all required permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents and approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the Transaction Documents as set forth on Schedule 4.1(c). Buyer shall make every reasonable effort to cooperate in connection with obtaining all required permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents and approvals of Governmental Entities and third parties necessary to execute, deliver and perform this Agreement and the Transaction Documents as set forth on Schedule 4.1(c); provided, however, that Buyer shall not be obligated to incur any cost or expense associated with such transfer or application.


                                    ARTICLE X
                              CROSS INDEMNIFICATION

     10.1 Obligations of Sellers. Sellers shall indemnify, defend and hold harmless Buyer and its directors, officers, agents, representatives, subsidiaries and Affiliates from and against any and all claims, demands or suits (by any party, including any Governmental Entity), losses, liabilities, damages, obligations, payments, costs and expenses (including the costs and expenses of defending any and all actions, suits, proceedings, demands and assessments which shall include reasonable attorneys' fees and court costs) resulting from, relating to, arising out of, or incurred in connection with any of the following:

          (a) Any breach by either Seller of any of Sellers' representations, warranties and covenants contained in this Agreement; and

          (b) All liabilities and obligations assumed or retained by Sellers under this Agreement.

     10.2 Obligations of Buyer. Buyer shall indemnify, defend, and hold harmless Sellers, and their respective directors, officers, agents, representatives, subsidiaries and Affiliates, from and against any and all claims, demands, or suits (by any party including any Governmental Entity), losses, liabilities, damages, obligations, payments, costs and expenses (including the original costs of defending any and all actions, suits, proceedings, demands and assessment which shall include reasonable attorneys' fees and court costs) resulting from, relating to, arising out of or incurred in connection with any of the following:

          (a) Any breach by Buyer of any of Buyer's representations, warranties and covenants contained in this Agreement; and

          (b) All obligations and liabilities assumed by Buyer under this Agreement.

     10.3 Indemnity Procedures.

          (a)  Notwithstanding  any  provision to the contrary  included in this
Article X, each party hereto waives the right, for itself and its respective Affiliates, to be indemnified by the other party hereto to the extent of any insurance proceeds or other recovery it receives with respect to the liabilities for which indemnification would otherwise be required hereunder. (For the purposes of this paragraph, insurance proceeds shall not include any payments received pursuant to an insurance program under which the party seeking indemnification or an Affiliate of such party bears the ultimate cost.)

          (b) A party claiming indemnification under this Article X (the "Indemnitee") shall notify in writing the party from whom indemnification is claimed (the "Indemnitor") in reasonable detail of the nature, basis and estimated amount of the claim within a reasonable time after discovery by the Indemnitee of the basis therefor or the assertion thereof by a third party against the Indemnitee. Notice of a claim filed in any court or administrative agency, or submitted to arbitration, shall be given the Indemnitor within ten
(10) days of the Indemnitee's receipt of knowledge of such filing but failure to provide notice within the 10 days shall not result in forfeiture of indemnification rights except to the extent that the ability of the Indemnitor to defend against the claim is materially impaired. In the event of such notice by the Indemnitee to the Indemnitor of a third party claim, the Indemnitor shall have twenty (20) days after receipt thereof in which to admit or deny responsibility for indemnification of the Indemnitee by written notice to the Indemnitee, and

          (i) as to claims with respect to which the Indemnitee and the Indemnitor may share responsibility, each party may elect to participate in the defense of the claim through counsel of its choice and at its expense, and neither party shall settle or compromise the claim without the consent of the other;

          (ii) if the Indemnitor denies responsibility or fails to admit or deny responsibility for a claim within twenty (20) days of the notice, the Indemnitee shall have the sole option and right to defend the claim, including the right to settle or compromise the claim without consent of the Indemnitor, by counsel of its choice; and

          (iii) except with respect to a claim as to which the Indemnitee and the Indemnitor share responsibility, if the Indemnitor admits responsibility for indemnification, the Indemnitor may at the same time elect to control the defense of the claim by counsel of its choice and at its expense, which counsel shall consult with the Indemnitee or its counsel at the Indemnitee's expense, and except as limited herein shall in such case have the right to settle or compromise the claim as the Indemnitor deems fit, and the Indemnitee shall cooperate in such defense and agree to and accept any money settlement or compromise approved by the Indemnitor. If the Indemnitor does not so elect to control the defense, the Indemnitee shall appear and defend the claim by counsel of its choice, and the Indemnitor may participate in such defense by counsel of its choice at its expense, which counsel shall be consulted by and shall assist counsel for the Indemnitee, in which case the Indemnitor shall reimburse the Indemnitee for its reasonable legal fees and expenses on a monthly basis.

                                   ARTICLE XI
                              REMEDIES AND SURVIVAL

     11.1 Survival of Representations, etc.. All of the warranties, covenants and agreements of the parties hereto contained in this Agreement and in any certificates or documents delivered at Closing in connection with the transactions contemplated hereby shall survive Closing of this transaction, the sale and purchase herein, and any reorganization, or merger by any of the parties hereto or permitted assignment of this Agreement. No examination or investigation by or on behalf of any party shall in any way modify, affect or diminish the obligations of the party with respect to the representations, warranties and covenants contained herein or in any of the other Transaction Documents. No warranty or representation of any party herein or in any of the other Transaction Documents shall be deemed waived or modified by any fact or matter within the actual or imputed knowledge any party hereto, nor shall any party hereto be estopped from claiming damages for breach of any warranty or representation herein or in any other Transaction Document by virtue of such knowledge, as it is the expressed intention of the parties that each party shall be fully responsible for the falsity of any warranty or representation herein or in any other Transaction Document notwithstanding such knowledge. Each party hereto expressly waives all defenses based on such knowledge to any claim by party to this Agreement or the other Transaction Documents for breach of warranties and representations of such party in this Agreement or any other Transaction Documents.

     11.2 Procedure. Notice of any claim shall be given by a party (for purposes of this Article XI the "claiming party")to the other party (for purposes of this
Article XI the "defaulting party") as soon as reasonably practicable after the claiming party becomes aware thereof and, if the claim in question is as a result of or in connection with a liability to or from, or a dispute with, any other third party, the claiming party shall take reasonable steps in connection with such liability or dispute so as to recover or minimize or resolve such liability or dispute. The claiming party shall give to the defaulting party full facilities to investigate the subject matter of the claim and, at the request of the defaulting party, to allow it at its own expense to participate in, or have the conduct of (as it may elect), all proceedings of whatsoever nature against the relevant third party arising out of, or in connection with, such liability or dispute, in the name of the claiming party as it may consider necessary in order to mitigate any such claim. The claiming party shall not accept or pay or compromise any such liability or claim without providing the defaulting party a reasonable opportunity to dispute the same.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 Books, Records and Assistance by Personnel.

          (a) Buyer agrees that for a period of four (4) years following the Closing, Buyer shall take all necessary actions to ensure that all relevant records relating to the Purchased Assets, with respect to periods ending on or before the Effective Time that are in the possession or control of Buyer or its Affiliates (whether acquired before or after the Closing) shall be retained intact and shall be opened for inspection by representatives of Sellers at any time during regular business hours, and that Sellers may, during such period at its expense, make such excerpts therefrom as Sellers may reasonably request.

          (b) Sellers agree that for a period of four (4) years following the Closing, Sellers shall take all necessary actions to ensure that all of their relevant records relating to the Purchased Assets that are not required to be delivered to Buyer hereunder, shall be retained intact and shall be opened for inspection by representatives of Buyer at any time during regular business hours and that Buyer may during such periods at its own expense make such excerpts therefrom as Buyer may reasonably request.

          (c) Buyer and Sellers shall each use their respective best efforts to cooperate with the other as requested from time to time and make their employees available to the other at requesting party's expense (including the fully allocated costs and out-of-pocket expenses of the party of whom cooperation is being requested) to the extent that the requesting party may reasonably require for its corporate purposes including attendance at depositions or legal proceedings, or audits requested by the requesting party to be performed by their employees or independent accountants relating to any period through or including the Closing.

          (d) Each party shall provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information.

     12.2 Assignment. This Agreement shall not be assigned in whole or in part by Sellers without the prior written consent of Buyer, or assigned in whole or in part by Buyer without the prior written consent of Sellers.

     12.3 Notices. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five days after mailing, property addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

     Sellers:           Covol Technologies, Inc.
                        3280 North Frontage Road
                        Lehi, Utah 84043
                        Telephone: (801)768-4481
                        Telecopier: (801)768-4483
                        Attn.: Mr. Asael T. Sorensen

                        Alabama Synfuel #1 Ltd.
                        c/o Covol Technologies, Inc.
                        3280 North Frontage Road
                        Lehi, Utah 84043
                        Telephone: (801)768-4481
                        Telecopier: (801)768-4483
                        Attn.: Mr. Asael T. Sorensen

    With a copy
    to:                 Ballard Spahr Andrews & Ingersoll
                        201 South Main Street, Suite 1200
                        Salt Lake City, Utah  84111-2215
                        Telephone:  (801) 531-3000
                        Telecopier:  (801) 531-3001
                        Attn.:  Mr. William Marsh


    Buyer:              Birmingham Syn Fuel, L.L.C.
                        c/o PacifiCorp Financial Services, Inc.
                        775 NE Multnomah
                        Suite 775
                        Portland, Oregon 97232
                        Telephone: (503)7977222
                        Telecopier: (503)797-7246
                        Attn.: Mr. Reynold Roeder

    With a copy
    to:                 Stoel Rives LLP
                        700 NE Multnomah
                        Suite 950
                        Portland, Oregon 97232-4109
                        Telephone: (503)294-9100
                        Telecopier: (503)230-1907
                        Attn.: Gary R. Barnum, Esq.

     12.4 Expenses and Fees. Each party hereto agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by it in connection with the negotiation of this Agreement and the consummation of the transaction contemplated herein. All sales, use, or similar taxes imposed by or due to any taxing authority in connection with, or as a result of, the sale by Seller of the Purchased Assets shall be the sole responsibility of Seller.

     12.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.6 Waiver. Buyer or Sellers, by written notice to the other, may: (i) extend a time for performance of any of the obligations or other actions under this Agreement; (ii) waive by express written waiver any inaccuracy in the representations or warranties contained in this Agreement or any document delivered pursuant to this Agreement; (iii) waive by express written waiver any compliance with the conditions or covenants contained in this Agreement; or (iv) waive or modify by express written waiver or agreement performance of any of the obligations performed under this Agreement; provided, however, that neither such party may without the consent of the other grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of warranties, conditions or covenants hereunder. Except as provided in this section, no action taken pursuant to this Agreement (including without limitation the acts taken at the Closing) shall be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and shall not operate or be construed as a waiver of any subsequent breach of a similar or dissimilar nature.

     12.7 Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein and/or in the Transaction Documents. The Transaction documents supersede all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof.

     12.8 Amendments, Supplements and Etc. This Agreement may be amended or supplemented at any time only by an additional written agreement executed by the parties hereto.

     12.9 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Utah without giving effect to the principles of conflict of laws thereof.

     12.10 Execution and Counterparts. This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     12.11 Titles and Headings. Titles and headings to paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.12 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity other than the parties hereto and their successors and assigns any right or remedies by reason of this Agreement as a third party beneficiary or otherwise.

     12.13 Further Assurances. The parties agree from time to time to execute such additional documents as are necessary to effect the intent of the parties as manifested by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives the day and year first above written.

                                       SELLERS:

                                       COVOL TECHNOLOGIES, INC.



                                       By:______________________________________
                                       Name:
                                       Title:

                                       ALABAMA SYNFUEL #1 LTD.



                                       By:______________________________________
                                       Name:
                                       Title:

                                       BUYER:

                                       BIRMINGHAM SYN FUEL, L.L.C.



                                      By:_______________________________________
                                      Name:
                                      Title: